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                                     [Form of Underwriting Agreement for Debt
                                     Securities incorporating Enron Corp.
                                     Underwriting Agreement Standard Provisions dated September 15, 1997]


                                  ENRON CORP.

                             UNDERWRITING AGREEMENT
                              FOR DEBT SECURITIES

                                                              ____________, 199_


Enron Corp.
1400 Smith Street
Houston, Texas 77002

Ladies and Gentlemen:

         The underwriter or underwriters named below [, acting through _____________, as representatives (the "Representatives"),] understand that Enron Corp., an Oregon corporation (the "Company") proposes to issue and sell $_________ aggregate principal amount of [Title of Securities] (the "Purchased Securities"), registered on Registration Statement[s] No[s]. _________. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Purchased Securities set forth below opposite their names at a purchase price equal to ___% of the principal amount thereof [plus accrued interest on the Purchased Securities from ___________, 199_ to the date of payment and delivery]:

         Name             Principal Amount.                 Name             Principal Amount
         ----             -----------------                 ----             ----------------

                                                                                     ---------

                                                                    Total:  $
                                                                                     =========

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         [The aggregate principal amount of Purchased Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Purchased Securities sold pursuant to delayed delivery contracts with institutional investors.]*

         The Underwriters will pay for such Purchased Securities (less any Purchased Securities sold pursuant to delayed delivery contracts) upon delivery thereof at [state location] at 10:00 a.m. (New York time on [state date].

         The Purchased Securities shall have the following terms:

                 Maturity:
                 Initial Price to Public:
                 Interest Rate:
                 Redemption Provisions:
                 Interest Payment Dates:
                 Sinking Fund:
                 Date referred to in Section 6(1) of the Standard Provisions:
                 Purchase Price:  ___% of the principal amount [plus accrued interest from 199_ to the date of payment and delivery]
                 Listing:
                 [other terms]:

         [The commission to be paid to the Underwriters in respect of Purchased Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be an amount equal to ___% of the principal amount thereof.]*

         All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of _______ at _______________________, Attention: ____________________________,
Facsimile No. __________________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 1400 Smith Street, Houston, Texas 77002, Attention: William D. Gathmann, Vice President, Finance and Treasurer, Facsimile No. (713) 646-5930; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by such Underwriter upon request. Any such statements, requests, notices, communications or agreements shall take effect upon receipt thereof.
_________________________

     * To be added only if delayed delivery contracts are contemplated.




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         Unless otherwise provided herein, all the provisions contained in the document entitled Enron Corp. Underwriting Agreement Standard Provisions dated August ____, 1997, a copy of which was filed as an exhibit to Registration Statement No. 333-______ or was filed as an Exhibit to Form 8-K and subsequently incorporated by reference into such Registration Statement, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized officer send us no later than [state date and time] by wire, telex, facsimile transmission or other written means, the following message:

                 "We have entered into the Underwriting Agreement dated [insert date] relating to the Purchased Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                Very truly yours,

                                [Name or names of Underwriter or Underwriters]

                                                         OR

                                [Name of Representative]

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:
                                    [Acting severally on behalf of [itself]
                                    [themselves] and the several Underwriters
                                    named above]

     Accepted:

     ENRON CORP.


By:
     ----------------------------------
     Name:
     Title:





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